UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), furnishes herewith, as Exhibit 99.1, a news release announcing third quarter 2012 results.

See also the response to Item 7.01 below, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A.	Earnings Release. The Company furnishes herewith, as Exhibit 99.1, a news release announcing third quarter 2012 results.

B.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.2, the Quarterly Financial Supplement for its Financial Services Businesses for the quarterly period ended September 30, 2012.

C.	Dividend Declaration. On November 7, 2012, the Company issued a news release announcing the declaration of an annual dividend for 2012 of $1.60 per share of Common Stock. The dividend will be payable on December 14, 2012 to shareholders of record at the close of business on November 20, 2012. The Company also announced that it will move to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013. A copy of the news release is furnished herewith, as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release of Prudential Financial, Inc., dated November 7, 2012, announcing third quarter 2012 results (furnished and not filed).

99.2	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended September 30, 2012 (furnished and not filed).

99.3	News release of Prudential Financial, Inc., dated November 7, 2012, announcing the declaration of an annual dividend for 2012 and the move to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Peter B. Sayre
	Name:	Peter B. Sayre
	Title:	Senior Vice President and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	News release of Prudential Financial, Inc., dated November 7, 2012, announcing third quarter 2012 results (furnished and not filed).

99.2	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended September 30, 2012 (furnished and not filed).

99.3	News release of Prudential Financial, Inc., dated November 7, 2012, announcing the declaration of an annual dividend for 2012 and the move to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013 (furnished and not filed).

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